UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2005

FFW Corporation
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	0-21170 (Commission File Number)	35-1875502 (IRS Employer Identification No.)

1205 North Cass Street, Wabash, Indiana (Address of Principal Executive Offices)	46992 (Zip Code)

(260) 563-3185
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On January 28, 2005, the Registrant issued a press release reporting its results of operations for the fiscal quarter ended December 31, 2004.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 2.06 Material Impairments.

In connection with the preparation and review of the Registrant’s financial statements for the quarter ended December 31, 2004, the Registrant determined to make a $1.8 million charge to earnings as a result of an other-than-temporary non-cash impairment charge related to Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”) preferred stocks it holds in its investment portfolio. Management decided to record this charge due to recent public disclosures at FNMA and FHLMC, the duration and level of market values below book cost on these preferred stocks and the December 2004 multi-billion dollar FNMA preferred stock issuance with a substantially different structure and higher yields than previous offerings. These preferred stock issues are investment grade securities and have never defaulted on payment to the Registrant. The charge had no impact on the Registrant’s capital since the unrealized losses were already recognized as a mark to market adjustment in other comprehensive income. Since capital is unaffected, the non-cash impairment charge had no effect on Registrant’s book value per share.

The Registrant does not anticipate incurring any out-of-pocket expenditures in connection with the impairment of these FHLMC and FNMA securities.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release issued January 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 31, 2005

FFW CORPORATION By: /s/ Timothy A. Sheppard —————————————— Timothy A. Sheppard Treasurer and Chief Accounting Officer
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